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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2007
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Smithtown Bancorp, Inc.
(Exact name of registrant as specified in its charter)
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New York	000-13314	11-2695037
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

100 Motor Parkway, Suite 160, Hauppauge, New York 11788
(Address of principal executive offices)

Registrant's telephone number, including area code 631-360-9300
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SMITHTOWN BANCORP, INC.
INDEX

Item 5.03        Amendment to Articles of Incorporation or ByLaws; Change in Fiscal Year

Effective June 22, 2007, the Board of Directors of Smithtown Bancorp, Inc. adopted an amendment to the ByLaws of Smithtown Bancorp, Inc. effecting the Audit Committee Charter. Smithtown Bancorp, Inc. (the “Bancorp”) is a one-bank holding company. Its banking subsidiary is Bank of Smithtown. The Audit Committee of the Board of Directors of Bank of Smithtown serves as the audit committee for the Bancorp. The charter of the Audit Committee was amended to include the responsibilities and authorization of that Committee to oversee the appointment, compensation and work of the internal auditor of the Bank of Smithtown. The function of the internal auditor may be performed by one or more employees of the Bank or by an accounting firm retained by the Committee. The amendment also authorizes the Committee to adopt an internal audit policy that defines the authority and responsibility of the internal auditor, and requires the Committee to meet with the internal auditor on a quarterly basis. The amendment was adopted to incorporate in the charter the responsibilities that the Committee has acted upon with respect to the internal auditor of the Bank.

Item 9.01         Financial Statement and Exhibits

Exhibit No.	Description

1	Charter of Audit Committee of Bank of Smithtown amended as of June 22, 2007

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 27, 2007	Smithtown Bancorp, Inc.

By: /s/ Anita M. Florek
Name: Anita M. Florek
Title: Executive Vice President and
Chief Executive Officer